Exhibit 99.1

PRESS RELEASE

ASPEN APPOINTS RICHARD THORNTON
AS GROUP CHIEF OPERATING OFFICER

HAMILTON, Bermuda - 16 December 2016 - Aspen Insurance Holdings Limited (“Aspen” or the “Company”) (NYSE:AHL) announced today that Richard Thornton has been appointed to the newly created position of Group Chief Operating Officer.

Richard will undertake this new role in addition to his responsibilities as Group Head of Strategy. He will relinquish his current role as Group Chief Risk Officer.

Chris O’Kane, Group Chief Executive Officer, commented: “In this new role, Richard will be responsible for leading our operational strategy across our business segments, platforms and our corporate functions. Richard will bring strategic vision, new ideas and strong momentum to ensure that our operational activities are developed further and are even more effectively aligned to support our underwriting teams globally. I am delighted that we have someone of Richard’s considerable ability and experience to take on this important role.”
Richard joined Aspen as Group Head of Strategy in March 2014 and was appointed Group Chief Risk Officer in September 2014. Aspen will appoint a new Group Chief Risk Officer over the coming months.

Prior to joining Aspen, Richard was a partner at Oliver Wyman, leading the development of its general insurance business in the United Kingdom and Europe. He worked on a wide variety of projects spanning life and general insurance, ranging from retail to global corporate and from strategy to operations, risk and finance. Previously, Richard was an economist in the Bank of England’s monetary analysis division.

- ENDS -

NOTES TO EDITORS:

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2015, Aspen reported $11.0 billion in total assets, $4.9 billion in gross reserves, $3.4 billion in total shareholders' equity and $3.0 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of "A" by Standard & Poor's Financial Services LLC, an "A" ("Excellent") by A.M. Best Company Inc. and an "A2" by Moody's Investor Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains "forward-looking" statements regarding future results and events, including, without limitation, statements regarding Aspen’s personnel. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as "expect," "intend," "plan," "believe," "do not believe," "aim," "project," "anticipate," "seek," "will," "likely," "assume," "estimate," "may," "continue," "guidance," "objective," "outlook," "trends," "future," "could," "would," "should," "target," "on track" and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen's control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 19, 2016. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

2